EXHIBIT 23.1


Child, Sullivan & Company
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A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037
Phone: (801) 927-1337,                              Fax:  (801) 927-1344



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


TO the Board of Directors
Bauer Invest Inc.

We hereby consent to the use of our report dated December 5, 2004, with respect to the financial statements of Bauer Invest Inc. and our report dated October 29, 2004, with respect to the financial statements of Beijing Dahua Real Estate Development Ltd., a majority owned subsidiary of Bauer Invest Inc., in the Registration Statement of Dahua Inc., an entity formed as successor of Bauer Invest Inc., on Form SB-2 to be filed on February 7, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.


/s/ Child, Sullivan & Company
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CHILD, SULLIVAN & COMPANY

Salt Lake City, Utah
February 7, 2005